UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2014

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The management of Aerohive Networks, Inc. (the “Company”) is scheduled to present at the following conferences:

Bank of America Merrill Lynch Global Technology Conference

Date: Wednesday, June 4, 2014

Time: 10:00 am PT

Location: The Ritz-Carlton Hotel, San Francisco, CA

William Blair Growth Stock Conference

Date: Thursday, June 12, 2014

Time: 8:40 am CT

Location: The Four Seasons Hotel, Chicago, IL

The presentations will be audio webcast live through the investor relations section on the Company’s website at http://ir.aerohive.com. A webcast replay of the presentations will be archived on the Company’s website for approximately 30 days. A related press release announcing the Company’s participation in these conferences was previously issued on May 19, 2014.

Pursuant to Regulation FD, the Company hereby furnishes the presentation materials used at these conferences as Exhibit 99.1 to this Current Report on Form 8-K. These materials are being posted on the investor relations section of the Company’s website, http://ir.aerohive.com. These materials are being furnished pursuant to Item 7.01, and the information contained in them shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor presentation materials, dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: June 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor presentation materials, dated June 4, 2014.